Asset Appraisal Limited
資產評值顧問有限公司

Rm1303 13/F Beverly House
No. 93-107 Lockhart Road Wanchai HK
香港灣仔駱克道93-107號
利臨大廈13字樓1303室
Tel : (852) 2529 9448 Fax : (852) 3521 9591

Consent of Independent Appraisal Firm

To Board of Directors
China Longyi Group International Holdings Limited

Re: Valuation Report, Shareholders' Equity of Beijing Longyi Jiu Zhou Dismutase Biotechnology Co., Ltd.

We consent to the disclosure of our name in the Current Report of China Longyi Group International Holdings Limited on Form 8-K regarding our report above dated September 26, 2007 on the valuation of Shareholders' Equity of Beijing Longyi Jiu Zhou Dismutase Biotechnology Co., Ltd.

Asset Appraisal Ltd.

Asset Appraisal Limited

November 12, 2007

VALUATION REPORT

SHAREHOLDERS' EQUITY OF BEIJING LONGYI JIU ZHOU DISMUTASE BIOTECHNOLOGY CO., LTD.

INSTRUCTING PARTY
EUROMAX INTERNATIONAL INVESTMENT LIMITED

VALUATION DATE
30 JUNE 2007

ISSUE DATE
26 SEPTEMBER 2007

PREPARED BY
ASSET APPRAISAL LIMITED

Content **Page**

Our Ref.: AAL/*****

26 September 2007

The Board of Directors
Euromax International Investment Limited
19th Floor
Beverly House
Nos. 93-107 Lockhart Road
Wanchai
Hong Kong

Dear Sirs,

Re : Valuation of Shareholders' Equity of Chongqing Jiuzhou Dismutase Health Products Co. Ltd.

INSTRUCTIONS

In accordance with the instructions from **Euromax International Investment Limited** (referred to as the "**Instructing Party**") to value the shareholders' equity of **Beijing Longyi Jiu Zhou Dismutase Biotechnology Co., Ltd.** (referred to as the "**Company**") for internal reference purpose**.** We understand that this valuation report may be displayed by the Instructing Party to the relevant stock exchanges in the United States of Amercian.

We confirm that we have conducted site inspection of the production base of the Company in Chongqing, made relevant enquiries and obtained such further information as we consider necessary for the purpose of providing our opinion of the fair value of 100% shareholders' equity in the Company as at **30 June 2007** (referred to as the "Valuation Date").

INTRODUCTION

Established in 2005, the Company is a producer and supplier of biochemical products in the PRC. As stated in the Business Licence, the permitted scope of businesses of the Company include research, technology transfer and refinery of biochemical, foodstuff, drug and skincare products.

Currently, the major product produced by the Company is a special enzyme known as superoxide dismutase (referred to as "SOD"). The Company masters the technologies in obtaining SOD from plants and fruits, purifying and storing SOD in the form of dormant mother solution in room temperature and activating the dormant SOD that is edible as an orally ingested supplement to boost SOD levels of the human bodies.

These unpatented technologies are protected through trade secrets and proprietary know-how. The Company sells SOD for various human uses.

Currently, the Company uses its SOD as an ingredient for manufacturing wines on commercial scale. As confirmed by the Company, its SOD can be used as food, beverage, skin care and cosmetic additives for various kinds of health care products for sale on the market. Besides wines, the Company is planning to roll out other types of beverage containing SOD in the near future.

The SOD in the form of dormant mother solution is currently stored in a factory complex situated at San Jie Village, Shuang Fu Town, Jiangjin District, Chongqing City, the PRC. As at the date of our inspection, construction work for Phase 2 of the factory complex was in progress. Besides, the Company has set up an administration and sale office at No. 5-2-2-2 Xie Tai Zi Ke Yuan San Road, Jiu Long Po District, Chongqing City, the PRC. The warehouse and the office are leased by the Company.

INDUSTRY OVERVIEW

Market opportunities of global biotechnology sector

The global biotechnology sector can be characterized as an industry with growth potential and an increasing level of competition. According to the Biotechnology Industry Organization (an organization based in the US that represents biotechnology companies, academic institutions, state biotechnology centres and related organizations), the total number of United States biotechnology related patents granted tripled from approximately 3,000 patents in 1992 to 9,000 patents in 1999. The biotechnology industry is also one of the most research intensive industries globally, with the United States biotechnology sector alone spending US$13.8 billion in research and development in 2000, substantially higher than the amount of US$4.9 billion spent in 1992.

In Asia, the biotechnology sector is gaining importance and establishing a stronger presence in the region. Since capital is the main driver for biotechnology success, most governments in Asia have spent, or committed to spend, substantial amounts on developing new infrastructure to provide the necessary backbone to deliver innovative products, build fast-growing enterprises, attract international investment and create high-value employment opportunities. For instance, Japan has witnessed a significant increase in funds setting up investment in bioventures in the past years. Singapore is aiming to establish itself as a major regional hub for science and technology, having huge investment poured in its research and industrial parks. In Hong Kong, construction of a government funded science and technology park was completed in 2001, of which one-fifth was set aside for biotechnology companies. Countries such as India, the PRC and Malaysia are also beginning to promote the development of biotechnology businesses.

Impact of Biotechnology on human diet

Biotechnology in food production has a very long history, which involves the integrated

use of biochemical and microbiological sciences and process technology in order to apply the possibilities and properties of micro-organisms, cultured tissues and cells or part thereof in a technological way. The new tools of biotechnology will have a broad and diverse impact on world agriculture and human nutrition. For industrialized countries, biotechnology may provide solutions to food safety problems or improve nutritional qualities of some agricultural products. It may also lead to the development of new products with unique nutritional qualities.

The pharmaceutical industry is already reaping benefits from the breakthroughs in biotechnology that have allowed manufacture of products on commercial scale, that were previously available only in minute amount or not al all. However, the magnitude of pharmaceutical applications of biotechnology may soon be dwarfed by the food and agricultural applications.

From the perspective of the food industry, biotechnology offers a multitude of new and exciting opportunities ranging from monoclonal antibody testing for pathogens, to enzymes that improve processing, to new health promoting ingredients, to designer feedstocks with unique fatty acid compositions, enzymes with greater thermostability, cereals with improved processing or nutritional properties and fruits with improved flavor and storage stability.

In fact, many valuable food and animal feed ingredients can be produced economically through the use of biotechnology. Biotechnology offers the human community opportunities to a culture of micro-organisms of commercial value and use them as factories to produce complex biochemical structure.

Modern biotechnology makes use of the enhanced level of knowledge and applies biocatalysts in a more specific way. The incorporation of biotechnological steps in the manufacture of high fructose corn syrup, and the production of sweeteners, organic acid, vitamins or amino acids has been well established. Due to the advances in microbial fermentation and enzyme technology, individual flavor compounds or complex flavor mixtures, examples of low-volume but high-value products, are increasingly becoming targets for production on an industrial scale. The application of such techniques is especially attractive, because flavors or flavor compounds obtained via biotechnology are considered to be natural by regulatory authorities in many countries, as long as certain conditions such as the natural origin of raw materials have been met.

Biotechnology is believed to be able to influence food quality in many ways; the raw commodities may be changed to improve their characteristics for further handling and processing, which may be achieved by the application of biotechnology to modify the quality of the array of flavors, enzymes, and other food additives that will be useful in product formulation.

One of the major benefits of biotechnology is the production of valuable enzymes in a cost-effective manner. Enzymes in particular are extremely useful in modifying the characteristics of food ingredients such as flavors and fragrances, or colors, texture, appearance and more importantly nutritive value, so that the food has improved taste, texture, keeping qualities and nutrition level. The use of enzymes is an integral part of many important processes in food production due to the outstanding features of

enzymatic reactions resulting in the correct enantiomer.

Nowadays, the general public strongly desire enhanced food quality. Attributes that constitute high quality are changing and are being modified to a greater extent by other factors such as perceived nutritional value and safety. In affluent countries, superior quality is the key marketing advantage for a food product. Consumers are willing to pay a premium price for a food that has high sensory appeal and nutritional value.

Nutraceuticals

As the focus of medical research extends from traditional therapeutic remedies to a range of substances taken as supplements to food, a new category of products generally known as "nutraceuticals" has gained increasing importance in the past decade. This category of products ranges from traditional foods, isolated nutrients, herbs, plants, to dietary supplements, herbal products, processed cereals, soups and beverages.

The global functional food drinks market, defined as soft drinks with added health benefits, was valued at US$13.86 billion in 2000. The market is divided into three categories, sports drinks, energy drinks and other functional drinks that include enriched vitamin, mineral juices and drinks, herbal beverages and the more specialist nutraceutical drinks.

Dermatologicals

Between 1995 and 1999, consumer expenditure on personal hygiene and cosmetics items increased by 14% to just under US$250 billion. Skin care is the second largest sector in terms of sales with sales of US$32.8 billion in 2001. Facial products continued to account for the highest proportion of this sector's sales.

The cosmetics market is expected to expand by 28.3% between 2002 and 2005. A growing sector of skin care is cosmeceuticals, which combine medical and cosmetic approaches. The expansion of this sector has been an element in the increasing sophistication of product ranges in general. Another industry trend is the inclusion of natural ingredients, which has becoming an increasingly important marketing tool due to widely held consumer perception of natural ingredients as being inherently beneficial. Natural care products are now present across the full range of skin care products.

BUSINESS OPERATIONS

The Company was originally established by 5 founders in March 2005. In June 2006, there was a new shareholder joined the Company by injecting a capital of RMB20 million which was fully paid up by end of 2006.

To implement the project, the Company set up its production base in Chongqing City by entering into two tenancy agreements with the representative of local village on 15 August 2006. By virtue of the tenancy agreements, the Company secured the leasehold interest in a parcel of land with an area of 19,960.77 square metres together with the buildings/structures thereon with a total construction area of 493 square metres. In

addition, the Company is building a new 4-storey factory building in the factory complex which is scheduled for completion by the end of this year. Upon completion, the new factory building shall provide a construction floor area of 2,641.69 square metres.

The Company is principally engaged in the R&D, production, distribution, marketing and promotion of various health care products containing SOD. It possesses the technical knowhow over the extraction, modification and purification, stabilization and application of SOD. With such technical knowhow, the Company can master the techniques in manufacturing wine, syrup, tablet, injectible, capsule and lotion.

SOD of the Company is extracted from plants or fruit and can be stored in room temperature in the form of dormant mother solution. With specialized solvent and multi-step processing technique, the dormant mother solution of SOD can be activated for performing its useful functions. The activated SOD solution has longevity of up to a period of 10 years under room temperature.

The Company also masters the technique in combining activated SOD and fruit juice for fermentation and manufacturing various types of beverages.

Present both inside and outside cell membranes, SOD is one of the body's primary internal anti-oxidant defenses, and plays a critical role in reducing the oxidative stress implicated in atherosclerosis and other life-threatening diseases. Studies have shown that SOD can play a critical role in reducing internal inflammation and lessening pain associated with conditions such as arthritis. The SOD-catalysed dismutation of superoxide may be written with the following half-reactions :

$M^{(n+1)+} - SOD + O_2^- \rightarrow M^{n+} - SOD + O_2$
$M^{n+} - SOD + O_2^- + 2H^+ \rightarrow M^{(n+1)+} - SOD + H_2O_2$.
where M = Cu (n=1) ; Mn (n=2) ; Fe (n=2) ; Ni (n=2)
In this reaction the oxidation state of the metal cation oscillates between n and n+1.

In humans, three forms of superoxide dismutase are present. SOD1 is located in the cytoplasm, SOD2 in the mitochondria and SOD3 is extracellular. The first is a dimer (consists of two units), while the others are tetramers (four subunits). SOD1 and SOD3 contain copper and zinc, while SOD2 has manganese in its reactive centre.

Until recently, attempts to supplement with oral preparations of pure SOD enzyme proved disappointing, since the SOD protein molecule is easily deactivated by harsh acids and enzymes contained in the digestive tract. Scientists have conquered these challenges by creating bioavailable forms of SOD using natural plant extracts. When delicate SOD molecules are coupled with a protective protein derived from wheat and other plants, they can be delivered intact to the intestines and absorbed into the bloodstream, thus effectively enhancing the body's own primary defense system. Once in circulation in the bloodstream, these powerful antioxidants go to work detoxifying potentially harmful substances and reducing oxidative stress that might otherwise contribute to aging and crippling diseases such as atherosclerosis, stroke, and arthritis.

Specialized functional compartments within our cells utilize oxygen, in combination

with other molecules, to generate the energy that powers many biochemical processes. Without oxygen, we could not exist. However, in the process of generating energy by "burning" nutrients with oxygen, certain "rogue" oxygen molecules are created as inevitable byproducts. Known as free radicals and reactive oxygen species, these unstable, highly reactive molecules play a role in cell signaling and other beneficial processes when they exist in benign concentrations.7 But when their numbers climb, as may occur as a result of aging and other conditions, they may wreak havoc with other molecules with which they come into contact, such as DNA, proteins, and lipids. As such, these "pro-oxidant" molecules become especially toxic. In fact, a prevailing theory of disease and aging states that the gradual accumulation of pro-oxidant molecules, and the harm they incur, is responsible for many of the adverse changes that eventually cause various diseases. These include cancer (possibly triggered by free radical-induced damage to cellular DNA) and inflammatory and degenerative diseases such as Alzheimer's, arthritis, atherosclerosis, and diabetes. While scientists have not yet reached consensus on the topic, accumulated evidence overwhelmingly identifies increased oxidative stress with age as a source of damage to cellular structure and function.

Superoxide dismutase is arguably the body's most crucial antioxidant, as it is responsible for disarming the most dangerous free radicals of all: the highly reactive superoxide radicals. Superoxide radicals, or anions (negatively charged atoms), are produced when oxygen gains an excess electron. This occurs through normal metabolic processes, such as the catalytic transformation of various molecules by enzymes.

SOD is responsible for catalyzing the conversion of superoxide to elemental oxygen and hydrogen peroxide. This transformation is called dismutation, hence the enzyme's name. Although hydrogen peroxide is also a pro-oxidant compound, it is subsequently converted by the enzymes catalase and glutathione peroxidase to simple water and oxygen.

Given the connection between superoxide and illness, scientists have long sought ways to boost SOD levels in order to combat oxidative damage and reduce the incidence or severity of disease. As one research team noted in a recent journal article, SOD may be an effective antioxidant therapy for managing the detrimental consequences of inflammatory diseases, as well as for mitigating other conditions associated with uncontrolled overproduction of superoxide. In the 1980s, scientists attempted to treat osteoarthritis by injecting SOD derived from the blood cells of livestock directly into diseased joints. Relief from inflammation was often dramatic in these early experiments, as the injected SOD scavenged and neutralized pro-inflammatory superoxide anions. This technique was far from practical, however, and was never embraced as a viable treatment for human patients.

Efforts to boost SOD levels did not stop there, however. Turning to nature, scientists discovered that SOD and other primary antioxidants—like glutathione peroxidase and catalase—are produced by certain plants, including the sprouting seeds of crops such as wheat, corn, and soy. These young grains harbor an abundance of powerful antioxidants, which may serve to protect the fledgling plants from various environmental insults. Melons also manufacture some of these antioxidant proteins, and fruits with the highest

concentrations of these beneficial enzymes have significantly longer shelf lives. Some plants produce SOD naturally. However, when SOD is ingested in the body, it is quickly destroyed by stomach acids and intestinal enzymes, and virtually no SOD enters the bloodstream. Fortunately, it is possible to boost levels of this important antioxidant by consuming supplements that supply concentrated amounts of appropriate precursor molecules. Wheat sprouts represent one rich source of these SOD-boosting building blocks, and have been shown to significantly increase internal antioxidant levels.

BASIS OF VALUATION AND ASSUMPTIONS

The capital value of the shareholders' equity of the Company has been valued on the basis of "Fair Value" in the premise of continued use which, in our appraisal, reflects the future economic benefit to be derived from the ownership of the subject asset. Fair Value in continued use premise is defined as the estimated amount at which an asset might be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts, and with the buyer and seller contemplating retention of the asset for continuation of current operations and implementation of its business plans.

Our appraisal included discussions with the management and the representatives of the Company in relation to the history and nature of the business; a study of the financial data; a review of the information provided by the management in connection with the strategy of and the plan of action to be taken to implement the business plans. We have assumed that such information, opinions and representation provided to us are true and accurate. Before arrived at our opinion of value, we have considered the following major factors:

i. the nature and the prospect of the concerned business operations;

ii. the financial conditions of the Company;

iii. the specific economic and competitive element affecting the Company, the nature of the industry, barrier of entry, the market which it operates and the market prices of its products;

iv. the market-derived investment returns of enterprises engaged in a similar line of business; and

v. the historical and projected operating results of the Company.

In view of the general environment and the particular situation in which the Company is operating, the following assumptions have been adopted in our appraisal in order to sufficiently support our concluded value:

i. there will be no major change in the existing political, legal and economic conditions in the PRC in which the Company is being operated;

ii. save for those proposed changes on taxation policies announced by the Tax

Bureau of the PRC, there will be no major change in the current taxation law and tax rates as prevailing and that all applicable laws and regulations on taxation will be complied with by the Company in its operations;

iii. the interest rates and exchange rates will not differ materially from those presently prevailing;

iv. the availability of finance will not be a constraint on the forecast growth of the Company's operations in accordance with the business plan and the projection;

v. the business forecast revealed to us by the Company is based on reasonable grounds, reflecting estimates which have been arrived at after due and careful consideration by its management and will materialize;

vi. the premises, facilities, systems and the technology utilized by the Company in carrying out its existing and future businesses do not infringe any relevant regulations, law and third parties' protected rights or interests;

vii. the Company has obtained all necessary permits and approvals to carry out the existing or planned business operations in the PRC;

viii. we have relied on the laboratory testing undertaken by the Shenyang Inspection and Testing Centre for Agro-product Safety and Environment Quality, Institute of Applied Ecology, CAS (中科院瀋陽生態農產品安全與環境質量檢測中心) (the "Testing Centre") in September 2006 on the content of the mother solution held by the Company as inventory and have assumed that the testing results generated by the aforesaid independent testing agent from the testing sample is representative to the entire mother solution held by the Company;

ix. the Company is not subject to any liabilities, interest-bearing loans and encumbrances that would impair the values of the shareholders' equity;

x. the Company shall secure and retain competent management, key personnel, marketing and technical staff to carry out and support its business operations;

xi. the estimated fair value does not include consideration of any extraordinary financing or income guarantees, special tax considerations or any other atypical benefits which may influence the ordinary fair values of the shareholders' equity of the Company;

xii. The management accounts of the Company have been prepared in accordance with acceptable accounting policies and are accurately reflecting the financial situation of the Company;

xiii. The Company does not have any off-balance assets and debts that would adversely affect the value of its shareholders' equities;

xiv. The composition of the fixed assets held by the Company as exhibited in the fixed asset lists provided by the Company are true and accurate and have been

relied upon by us in the course of valuation.

VALUATION METHODOLOGY

As the Company has only 2 to 3 years operating history as at the Valuation Date, from the point of view of the Company's management, it is considered to be still in its infant stage of the development cycle. From the financial statements of the Company, it recorded net loss during the track record period. In this regard, we have assessed its shareholders' equity based on Asset Value Approach. This approach of valuation starts with a book basis balance sheet as at the valuation date and restates the assets and liabilities (if any) to fair values unless the concerned book values are lying close to the fair value.

The Asset Value Approach is typically used to value investment or holding companies. For operating companies that earn a rate of return in excess of a fair return on tangible assets, the fair value of its shareholders' equity shall be in excess of the fair value adjusted book values. The implication being that the company also has an element or elements of intangible values that are not identifiable. Hence, the fair value of shareholders' equity based on the Asset Value Approach may result in undervaluation.

The fair value adjusted consolidated balance sheet of the Company is summarized as follows:

	Fair Value as at 30 June 2007
Total Current Assets	534,389,022.66
Total Fixed Assets	1,855,082.68
Total Assets	**536,244,105.34**
Total Current liabilities	1,889,599.38
Total Shareholders' Equity	**534,354,505.96**
Total Liabilities and Equity	**536,244,105.34**

Details of the adjusted balance sheets are exhibited in Appendix III attached herewith.

For making appropriate adjustments to the balance sheets in the Asset Value Approach, we have adopted the following methods:

<u>Equipment, fixing-out and furniture -</u>

To develop the fair value of equipment, fixing-out and furniture of the Company, we have adopted the depreciated replacement cost approach which establishes value based on the cost of reproducing or replacing the assets, less depreciation from physical deterioration, and functional and economic/external obsolescence.

Cost of Reproduction is defined as the estimated current cost of reproducing a new replica of an asset with the same or closely similar materials.

Cost of Replacement is defined as the estimated current cost of the new asset having the nearest equivalent utility as the asset being appraised.

Physical Deterioration is the loss in value of an asset from wear and tear of asset in operation and exposure to various elements.

Functional Obsolescence is the loss in value is due to factors inherent in the asset itself and changes in design, materials, or process that result in inadequacy, over capacity, excess construction, lack of functional utility or excess operating costs, etc.

Economic Obsolescence is an incurable loss in value caused by unfavorable external conditions.

In our valuation, we have used available manufacturers' price lists, price quotations and price catalogs to determine the cost of replacement new. Allowances for freight and installation were sometimes required.

The deductions for physical deterioration, functional obsolescence, and economic / external obsolescence were then made to reflect the condition of the Equipment.

According to the equipment list supplied by the Company and our site inspection, the fixed assets of the Company can be broadly categorized into the following groups:

Item	Date of Acquisition	Net Book Value (RMB)	Fair Value (RMB)	Remark
Electronic applicants and office equipment and furniture	Aug 2006	107,752	106,000	
Emulsification System	Dec 2006	535,000	--	Not yet installed in the production base
Purification System	Dec 2006	136,000	129,000	
Storage Silos	Dec 2006	472,000	472,000	
Testing & Analysis System	Dec 2006	294,000	294,000	
Central Air Conditioning System	Dec 2006	96,000	96,000	
Jiwei Equipment	Dec 2006	200,000	--	Landlord provisions
Start-up Expenses	Mar 2003	181,116.29	--	Not considered as fixed asset
Vehicle Dongfeng DC7163RAN	Aug 2006	95,626	94,000	
Vehicle Shanghai GM SGM6515GL8	Sep 2006	229,600	200,000	
Total		**2,347,094**	**1,391,000**	

Other receivables and prepayment

As confirmed by the Company, other receivables of the Company consists of rental deposit paid by the Company to the landlords that shall be returned to the Company on lease expiries and trade receivables having targeted recoverable period more than 2 months and less than 1 year. Their fair values are deducted by discounting the recoverable sums at appropriate risk free rates (being the PRC Government bond rates with relevant terms to maturity) for the respective recoverable periods.

Inventory

The fair value of the inventory has been restated to its estimated net realization value. As confirmed by the Company, its inventory comprises 11,500 liters of mother solution of SOD which shall be lifted up to 14,375 liters upon activation and processing. According to the testing results from the Testing Agent, the SOD content of the mother solution of the Company is 4,649U/mL. Accordingly, the quantity of SOD of the entire mother solution held by the Company would be 14,375L X 4,649 = 66,829,375KU. with SOD used as an additive for various health care products.

To ascertain the market price of the inventory, we have made reference to the trading prices of "S4636 Superoxide Dismutase from horseradish lyophilized powder" displayed in the website of Sigma-Aldrich Co. as at 25 September 2007 with a price for 75KU is US$248.5 (RMB1,888.6 based on an exchange rate of US$1 : RMB7.6). Given a total stock of 66,829,375KU, the aggregate trading price of the inventory is 66,829,375KU ÷75KU × 1,888.6 = RMB1,682,852,768.

As confirmed by the Company, it costs approximately RMB500,000 for the solvents and associated expenses for activating and processing 1,000 liters of mother solution of SOD. With a total of 11,500 liters of mother solution, it would cost a total of 11,500liters ÷ 1,000 × 500,000 = RMB5,750,000 to activate and process all the mother solution.

Besides the above processing costs, we have taken into account the following costs and government levies in associate with the disposal of the mother soluation:

i. Value Added Tax – a combined tax rate of 18.7% on selling price is applied;
ii. Marketing and distribution expenses – the expenses are expected to account for 40% of the product selling price; and
iii. Profit Tax – profit tax payable is calculated based on a tax rate of 25%, the estimated further costs for disposal and a book carrying value of RMB17,139,465 as at the valuation date.

Taking into consideration the above selling prices and the associate disposal costs, the net realization value of the inventory is estimated at RMB525,500,000.

CONCLUSION OF VALUE

Based upon the investigation and analysis outline above, our valuation basis, valuation assumptions and the appraisal method employed, it is our opinion that as of **30 June 2007**, the fair value of the shareholders' equity of the Company based on the Asset Value Approach is represented by the sum of **RMB534,000,000.- (RENMINBI FIVE HUNDRED AND THRITY FOUR MILLION ONLY).**

This conclusion of value was based on generally accepted valuation procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained.

We have not investigated the title to or any liabilities against the asset appraised.

This report is issued subject to our General Service Conditions attached herewith.

Yours faithfully,
For and on behalf of
Asset Appraisal Limited

Tse Wai Leung
MFin BSc MRICS MHKIS RPS(GP)
Director

Tse Wai Leung is a member of the Royal Institution of Chartered Surveyors, a member of The Hong Kong Institute of Surveyors, a Registered Professional Surveyor in General Practice and a qualified real estate appraiser in the PRC. He is on the list of Property Valuers for Undertaking Valuations for Incorporation or Reference in Listing Particulars and Circulars and Valuations in Connection with Takeovers and Mergers of the Hong Kong Institute of Surveyors, Registered Business Valuer under the Hong Kong Business Forum and has over 10 years' experience in valuation of properties in Hong Kong, in Macau and in the PRC.

Appendix I

Photographs of the Factory Complex of the Company in Chongqing, the PRC



Factory Complex of the Company



Factory Complex of the Company



Factory Complex of the Company



Factory Complex of the Company


SUPER OXIDE DISMUTASE
天然、和谐、生命、健康——九洲SOD
九洲SOD

Signal displayed at the Factory Complex



SOD Mother Solution Stored in the Factory Complex

Photographs of the Factory Complex of the Company in Chongqing, the PRC









Construction of New Phase of the Factory Complex

Photographs of the Factory Complex of the Company in Chongqing, the PRC



Production Equipment within the Factory Complex

Photographs of the Factory Complex of the Company in Chongqing, the PRC









Production Equipment within the Factory Complex

Photographs of the Factory Complex of the Company in Chongqing, the PRC



Production Equipment within the Factory Complex

Appendix II

Consolidated Balance Sheet of the Company

as at the Valuation Date

(extracted from the management account)

Consolidated Balance Sheet as at 30 June2007

	RMB
Current Assets	
Cash and cash equivalent	5,512,697.44
Other Receivables	1,027,237.26
Prepayment	2,315,669.68
Inventory	17,139,465.00
Unamortized Expenses	33,418.28
Total Current Assets	**26,028,487.66**
Fixed Assets	
Costs of Fixed Assets	2,516,933.07
less accumulated depreciation	(61,802.12)
Fixed Assets after depreciation	2,455,130.95
Construction in progress	464,082.68
Total Fixed Assets	2,919,213.63
long-term unamortized expenses	6,068,179.42
Total intangible and other assets	6,068,179.42
Total Assets	**35,015,880.71**
Current Liabilities	
Short Term debts	--
Trade Payable	--
Payment in advance	1,800.00
Salary payable	(4,740)
Salary welfare payable	63,764.87
Tax payables	175
Other payables	1,828,599.51
Total Current liabilities	**1,889,599.38**
Long term debts	--
Total Liabilities	**1,889,599.38**
Shareholders'Equity	
Paid in capital	33,880,000.00
Additional Paid in capital	2,665,741.07
Reserves	(3,419,459.74)
Total Equity	**33,126,281.33**
Total Liabilities and Equity	**35,015,880.71**

Appendix III
Balance Sheets of the Company
(with fair value adjustments)

Balance Sheet as at 31 March 2007 (with fair value adjustments)

	RMB	Remark
Current Assets		
Cash and cash equivalent	5,512,697.44	Book Value
Other Receivables	1,027,237.26	Book Value
Prepayment	2,315,669.68	Book Value
Inventory	525,500,000.00	Fair Value
Unamortized Expenses	33,418.28	Book Value
Total Current Assets	**534,389,022.66**	
Fixed Assets		
Fixed Assets in existing state	1,391,000.00	Fair Value
Construction in progress	464,082.68	Book Value
Total Fixed Assets	1,855,082.68	
long-term unamortized expenses	--	Fair Value
Total intangible and other assets	--	
Total Assets	**536,244,105.34**	
Current Liabilities		
Short Term debts	--	
Trade Payable	--	
Payment in advance	1,800.00	Book Value
Salary payable	(4,740)	Book Value
Salary welfare payable	63,764.87	Book Value
Tax payables	175	Book Value
Other payables	1,828,599.51	Book Value
Total Current liabilities	**1,889,599.38**	
Long term debts	--	
Total Liabilities	**1,889,599.38**	
Shareholders' Equity		
Paid in capital	33,880,000.00	
Additional Paid in capital	2,665,741.07	
Reserves	497,808,764.89	
Total Equity	**534,354,505.96**	
Total Liabilities and Equity	**536,244,105.34**	

Appendix IV
Laboratory Testing Report issued
by an Independent Testing Centre

检 验 报 告

Test Report

报告编号：中科生测字 2006-9-017 号

No.2006-9-017

样品名称：九洲果蔬复合酶母液

Sample Name

送样单位：欧美国际投资有限公司

Client

测试类型：委托检验

Test Style

中科院沈阳生态所农产品安全与环境质量检测中心

Inspection and Testing Center for Agro-product Safety and Environment Quality, Institute of Applied Ecology, CAS

中科院沈阳生态所农产品安全与环境质量检测中心

Inspection and Testing Center for Agro-product Safety and Environment Quality, Institute of Applied Ecology, CAS

声　　明

Statement

1. 检验报告无本检测中心印章无效；检验报告复印件未加盖本检测中心印章无效。
   The test report and the duplicate are invalid without our seal.
2. 所有委托检验结果仅对来样负责。
   The entire test conclusion is only responsible for the sample.
3. 对检验报告若有异议，应于收到报告之日起十五日内以书面形式向本检测中心提出，逾期不予受理。
   Any question about the report should be put forward in written form within 15 days.
4. 未经本检测中心书面批准，不得部分复制此检验报告，不得用本报告作广告。
   The test report cannot be copied partly and advertised without our written approval.
5. 检验报告自行涂改作废。
   The test report will be invalid if altered by yourself.

中心地址：沈阳市沈河区文化路 72 号　　邮政编码：110016

Address: Shenhe District Wenhua Road 72#, Shenyang, China 110016

联　系 人：杨玉兰　　电　　话：024-83970390

Linkman: Yang Yulan　　*Tel: 86-24-83970390*

电子信箱：stcs @iae.ac.cn　　传　　真：024-83970389

E-mail: stcs@iae.ac.cn　　*Fax: 86-24-83970389*

中科院沈阳生态所农产品安全与环境质量检测中心

Inspection and Testing Center for Agro-product Safety and Environment Quality, Institute of Applied Ecology, CAS

检验报告(*Test Report*)

报告编号：中科生测字 2006-9-017 号
No.2006-9-017

产品 / 样品名称 *Sample Name*	九洲果蔬复合酶母液	产品型号规格 *Spec.*	----
		注册商标名称 *Trade Mark*	----
送样单位 *Client*	欧美国际投资有限公司	送样人及电话 *Linkman & Tel*	陈婕 010-88431148
送样单位地址 *Address of Client*	---	生产/采样单位地址 *Address of manufacturer*	---
检测类型 *Test Style*	委托☑ 仲裁☐ 鉴定☐	样品状态及特性描述 *Characteristic of Sample*	液体
产品 / 样品数量 *Amount of Sample*	2 瓶	产品 / 样品生产日期及编号 *Production Date & Lot No.*	----
抽样单位 *Sampling Units*	----	抽样地点 *Site of Sampling*	----
抽样基数 *Size of Sampling*	----	抽样日期 *Date of Sampling*	----
接收样品日期 *Date of Receipt*	2006 年 10 月 23 日	检测日期 *Date of Test*	2006 年 10 月 23 日 - 10 月 31 日
检测环境条件情况 *Condition for Test*	常温常压	检测地点 (实验室内、外) *Test Place*	实验室内
依据标准 *Standards*	GB/T 5009.171-2003 GB/T 5009.5-2003 等	使用仪器 *Instruments*	分光光度计 定氮仪
检验结论 *Conclusion*	见第 2 页。 2006 年 10 月 31 日		
备注 *Note*	----		

授权签字人及签发日期 *Principal & Date*	林栋风 2006.10.31	审核人 *Examiner*	杨加兴	制表人 *Lister*	吴敏

中科院沈阳生态所农产品安全与环境质量检测中心
Inspection and Testing Center for Agro-product Safety and Environment Quality, Institute of Applied Ecology, CAS

检 验 报 告(*Test Report*)

报告编号：中科生测字 2006-9-017 号
No. 2006-9-017

检 验 内 容 (*Test content*)		
检验项目 (*Test Item*)	单 位 (*Unit*)	实测结果 (*Result*)
SOD	u/mL	4649
谷胱甘肽	mg/L	266.74
蛋白质	g/L	2.57

Appendix V

Business Licence of the Company

企业法人营业执照

编号：№ 0153308

（副　本）(2-2)

注册号110000450001612

名　　称	北京龙裔九州岐化酶生物技术有限公司
住　　所	北京市昌平区生命园路２９号１[illegible]
法定代表人	王薇
注册资本	人民币3388万元
实收资本	人民币3388万元
公司类型	有限责任公司（台港澳与境内合资）
经营范围	生物制品、食品、护肤品及生化新型材料的研制开发；技术开发、技术转让；动、植物岐化酶制剂、粉剂的研制、开发的技术开发、技术转让。

股东（发起人）

德朗国际有限公司
谭国庆

营业期限 自2005年03月18日至 2027年01月10日

成立日期 2005年03月18日

须　知

1．《企业法人营业执照》是企业法人资格和合法经营的凭证。
2．《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3．《企业法人营业执照》正本应当置于住所的醒目位置。
4．《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5．登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6．每年三月一日至六月三十日，应当参加年度检验。
7．《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8．办理注销登记，应当交回《企业法人营业执照》正本和副本。
9．《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

2005年度 07.3.9	2006年 2007.5.10		

登记机关 北京市工商行政管理局

200[illegible]年 03月 0[illegible]日

编号：№0251891

企业法人
营业执照

注 册 号：110000450001612

成立日期：2005年03月18日

名　　称	北京龙裔九州歧化酶生物技术有限公司
住　　所	北京市昌平区生命园路２９号１座１１３室
法定代表人	王薇
注册资本	人民币3388万元
实收资本	人民币3388万元
公司类型	有限责任公司（台港澳与境内合资）

经营范围

生物制品、食品、护肤品及生化新型材料的研制开发；技术开发、技术转让；动、植物岐化酶制剂、粉剂的研制、开发的技术开发、技术转让。

股东(发起人)

德朗国际有限公司

谭国庆

营业期限　自　2005年03月18日

至　2027年01月10日

登记机关

北京市工商行政管理局

2007年　03　月　02　日

Nº 0082446

中华人民共和国台港澳侨投资企业

批准证书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

批准号 APPROVAL NUMBER	商外资 京 字[2006] 14038号
进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE	1100771769969
批准日期 DATE OF APPROVAL	二00六 年 月 日
发证日期 DATE OF ISSUE	二00七 年 月 日
发证序号	1100029978

企业名称 NAME OF ENTERPRISE	中文 CHINESE	北京龙裔九州歧化酶生物技术有限公司		
	英文 ENGLISH			
企业地址 ADDRESS	北京市昌平区生命园路29号A座113室			
企业类型 TYPE OF BUSINESS	中外合资企业		经营年限 DURATION OF OPERATION	贰拾年
投资总额 TOTAL INVESTMENT	陆仟陆佰捌拾捌万元人民币			
注册资本 REGISTERED CAPITAL	叁仟叁佰捌拾捌万元人民币			
经营范围 BUSINESS SCOPE	生物制品、食品、护肤品及生化新型材料的研制开发、生产、销售、技术转让，动、植物歧化酶制剂、粉剂的研制开发、生产、销售和技术转让。			

投资者名称（中、英文） NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
德朗国际有限公司	香港	以现汇出资3049.20万元人民币
谭国庆	中国	以现金出资338.80万元人民币

GENERAL SERVICE CONDITIONS

The service(s) provided by Asset Appraisal Limited will be performed in accordance with professional appraisal standard. Our compensation is not contingent in any way upon our conclusions of value. We assume, without independent verification, the accuracy of all data provided to us. We will act as an independent contractor and reserve the right to use subcontractors. All files, working papers or documents developed by us during the course of the engagement will be our property. We will retain this data for at least five years.

Our report is to be used only for the specific purpose stated herein and any other use is invalid. No reliance may be made by any third party without our prior written consent. You may show our report in its entirety to those third parties who need to review the information contained herein. No one should rely on our report as a substitute for their own due diligence. No reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our consent.

You agree to indemnify and hold us harmless against and from any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorneys' fees, to which we may become subject in connection with this engagement. You will not be liable for our negligence. Your obligation for indemnification and reimbursement shall extend to any controlling person of Asset Appraisal Limited, including any director, officer, employee, subcontractor, affiliate or agent. In the event we are subject to any liability in connection with this engagement, regardless of legal theory advanced, such liability will be limited to the amount of fees we received for this engagement.

We reserve the right to include your company / firm name in our client list, but we will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can only be modified by written documents executed by both parties.

END OF REPORT